UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2016, Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) appointed Stephen Bondi, age 56, to serve as Vice President, Controller, effective as of September 1, 2016.

On July 29, 2016, Mr. Bondi had been appointed as the Company’s interim principal accounting officer. Since January 2015 he had served as the Company’s Vice President of Tax Accounting. Mr. Bondi joined the Company in March 2011 as the Director of Worldwide Tax.

There is no arrangement or understanding between Mr. Bondi and any other persons pursuant to which he was selected as an officer. Mr. Bondi has no family relationship with any director or executive officer of the Company, and has not been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Bondi will participate in various executive compensation plans at the same level as other executives. Full descriptions of the Company’s benefit and compensation plans are contained in the Company’s proxy statement which was filed with the Securities and Exchange Commission on April 22, 2016 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. (Registrant)

Date: October 11, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer